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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of Fiserv, Inc. on Form S-4 of our report dated October 16, 1997, appearing in the current report on Form 8-K dated October 22, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
November 12, 1997